UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 28, 2014

COLUMBIA LABORATORIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10352	59-2758596
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Liberty Square, Boston, Massachusetts 02109

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code

(617) 639-1500

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 28, 2014, Edward A. Blechschmidt notified the Board of Directors (the “Board”) of Columbia Laboratories, Inc. (the “Company”) that he will not stand for re-election at the Company’s upcoming annual meeting of stockholders. Mr. Blechschmidt will continue to serve as a director until the meeting.

(d) Also, on February 28, 2014, the Board elected Donald H. Hunter to serve as a member of the Board. Mr. Hunter will serve on the Board’s audit committee.

Mr. Hunter, age 56, has been the Principal of Donald Hunter LLC, a consulting practice assisting investors and management in enhancing the value of their companies, since April 2007. He previously served as Chief Operating Officer and Chief Financial Officer of Harbor Global Company Limited, a public company that owned international investment management and natural resources subsidiaries, from October 2000 to December 2006; Chief Operating Officer of Pioneer Global Investments, a former Division of the Pioneer Group, Inc., which provided investment management services and owned several natural resources investments, from August 1998 to October 2000; and Manager of International Finance of the Pioneer Group, Inc., from January 1991 to August 1998. Mr. Hunter brings to the board financial, operating, corporate development, international and mergers and acquisition experience.

Mr. Hunter will be eligible to participate in all compensation plans applicable to non-employee members of the Board, as described in the Company’s definitive proxy statement filed on March 22, 2013.

The Company intends to enter into an indemnification agreement with Mr. Hunter, in the form previously approved by the Board. Under the Indemnification Agreement, a form of which was filed as Exhibit 10.46 to the Form 10-K filed by the Company on March 15, 2004 and is incorporated herein by reference, Mr. Hunter will be entitled to be held harmless and indemnified by the Company against liability, provided that he has acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. The Indemnification Agreement also provides for the advancement of certain expenses to Mr. Hunter.

There are no arrangements or understandings between Mr. Hunter and any other person pursuant to which he was appointed to the Board. Mr. Hunter has not entered into any transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K.

A copy of the press release announcing the appointment of Mr. Hunter and Mr. Blechschmidt’s departure is furnished hereto as Exhibit 99.1 and incorporated herein by reference. The information included in the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press release dated March 3, 2014 entitled “Columbia Laboratories Announces Board Changes.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COLUMBIA LABORATORIES, INC.

Date: March 3, 2014	By:	/s/ Jonathan B. Lloyd Jones
Jonathan B. Lloyd Jones
Vice President & Chief Financial Officer